UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	November 30, 2010
MACC PRIVATE EQUITIES INC.
(Exact Name of Registrant as Specified in Its Charter)
DELAWARE	0-24412	42-1421406
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2533 South Coast Highway 101, Suite 240, Cardiff-By-The-Sea, California		92024
(Address of Principal Executive Offices)		(Zip Code)

(760) 479-5080
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to  a Vote of Security Holders.

MACC Private Equities Inc. (the “Company” or “MACC”) held its annual meeting of stockholders (the “Meeting”) on November 30, 2010.  There were 2,464,621 shares of common stock entitled to be voted at the Meeting and 1,681,424 common shares were voted in person or by proxy.

At the Meeting the following proposals were voted upon by stockholders:

1.	The election of four directors to serve until the 2011 Annual Shareholders Meeting or until their respective successors shall be elected and qualified;

2.
Authorization for a reverse stock split of the Company’s common stock with one new share being issued for every three shares currently outstanding and to adopt conforming changes to the Company articles of incorporation (the “Articles”);

3.	To change the Company’s name to “MACC Equities Inc.” by amending the Articles;

4.	Authorization to sell or otherwise issue shares of the Company’s common stock at a price below its then-current net asset value per share;

5.	Authorization to issue warrants, options or rights to subscribe for or convert into the Company’s common stock;

6.	Ratification of the appointment of KPMG LLP as the Company’s independent auditors for fiscal year ending September 30, 2010;

7.	Approval of the Amended and Restated Investment Advisory Agreement between the Company and its current investment adviser, Eudaimonia Asset Management, LLC (“EAM”); and

8.	Approval of the Amended and Restated Subadvisory Agreement by and among MACC, EAM and InvestAmerica Investment Advisors, Inc (“IAIA”).

The Company’s inspector of elections certified the following vote tabulations:

1.         Board of Directors.  The stockholders elected each of the four nominees to serve as members of the Board of Directors until the 2011 Annual Shareholders Meeting or their respective successors are elected and qualified as a result of the following vote:

Name of Nominee	Number of Votes Cast For	Number of Votes Withheld

Michael W. Dunn	1,186,367	427,736
James W. Eiler	1,186,692	427,411
Gordon J. Roth	1,186,692	427,411
Kevin J. Gadawski	1,185,480	428,623

2.         At the Meeting, the vote on the proposal to authorize the Company to conduct a reverse stock split of its common stock with one new share being issued for every three shares currently outstanding and to adopt conforming changes to the Articles was not approved as a result of the following vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
434,118	1,235,450	11,856	783,197

3.         At the Meeting, the vote on the proposal to change the name of the Company to “MACC Equities, Inc.” by amending the Articles was not approved as a result of the following vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
465,896	1,203,147	12,381	783,197

4.         At the Meeting, the vote on the proposal to authorize the Company, with the approval of the Board, to sell or otherwise issue shares of its common stock at a price below its then current net asset value per share, subject to certain limitations set forth in the proposal was not approved as a result of the following vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
337,608	1,260,557	15,693	850,765

5.         At the Meeting, the vote on the proposal to authorize the Company to issue warrants, options or rights to subscribe for or convert into the Company’s common stock was not approved as a result of the following vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
351,365	1,243,990	18,501	850,765

6.         At the Meeting, the vote on the proposal to ratify the appointment of KPMG as independent auditors for the Company’s fiscal year ending September 30, 2010 was approved as a result of the following vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
1,245,167	410,559	25,700	783,197

7.         At the Meeting, the vote on the proposal to approve the Amended and Restated Investment Advisory Agreement with EAM was not approved as a result of the following vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
364,430	1,228,354	21,072	850,765

8.         At the Meeting, the vote on the proposal to approve the Amended and Restated Subadvisory Agreement among the Corporation, Eudaimonia Asset Management, LLC and InvestAmerica Investment Advisors, Inc was not approved as a result of the following vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
377,358	1,214,737	21,763	850,765

At its regularly scheduled December meeting, the Board of Directors of MACC will evaluate next steps in light of the shareholder votes at the 2010 annual shareholders meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 6, 2010

MACC PRIVATE EQUITIES INC.

By:	/s/ Derek J. Gaertner
Derek J. Gaertner
CFO